                                                                     EXHIBIT 2.2


                        FIRST AMENDMENT TO AGREEMENT AND
                             PLAN OF REORGANIZATION

     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (this "AMENDMENT"), is dated to be effective as of March 30 1999, by and among PLANET RESOURCES, INC., a Delaware corporation ("PLANET"), NATIONAL LAW LIBRARY, INC., a Texas corporation ("NATIONAL") and each of the undersigned stockholders of National (the "STOCKHOLDERS").

                                    RECITALS

     WHEREAS, Planet, National and the Stockholders entered into that certain Agreement and Plan of Reorganization dated March 25, 1999 (the "AGREEMENT"), pursuant to which National became a wholly-owned-subsidiary of Planet on the terms described therein; and

     WHEREAS, the parties to the Agreement desire to amend and modify the Agreement as hereinafter set forth.

     NOW, THEREFORE, BE IT RESOLVED, National, Planet and Stockholders accordingly hereby amend the Agreement as described in this Amendment.

     IN CONSIDERATION of the foregoing recitals, the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, National, Planet and Stockholders hereby agree as follows:

1. AMENDMENT OF SECTION 1 OF THE AGREEMENT. Section 1 of the Agreement is amended to read in its entirety as follows:

    "EXCHANGE OF SHARES. Planet and Stockholders agree that as of March 30, 1999, (the "Closing Date") Stockholders will exchange all of the issued and outstanding shares of common stock of National (18,000,000 shares presently outstanding) for 6,000,000 shares (the "Shares") of Planet's common stock, $.001 par value per share (the "Common Stock"). Planet and Stockholders further agree, that, subject to Section 5(k) herein, as additional consideration to Stockholders, Planet will deliver to Stockholders an additional 12,000,000 shares (the "Additional Shares") of Common Stock at such time when Planet has increased its authorized shares of Common Stock from 10,000,000 shares to 30,000,000 shares."

2. AMENDMENT OF SECTION 2 OF THE AGREEMENT. Section 2 of the Agreement is amended to read in its entirety as follows:

    "DELIVERY OF SHARES. On the Closing Date, Stockholders will deliver to Planet the certificates representing all of the outstanding shares of National's common stock, duly endorsed (or with duly executed stock powers) so as to make Planet the sole owner thereof, free and clear of all claims and encumbrances except as specifically assumed by Planet. Simultaneously, on the Closing Date, Planet will deliver the certificates representing the Shares to Stockholders or their duly authorized representative. In addition, pursuant to Section 5(k) herein, Planet will deliver the certificates representing the Additional Shares to Stockholders or their duly authorized representative dated as of a date within 120 days from the Closing Date."

3. AMENDMENT OF SECTION 4(A) OF THE AGREEMENT. Section 4(a) of the Agreement is amended to read in its entirety as follows:

     "(i) Shares of Common Stock. The Shares to be delivered to Stockholders at
          Closing will be valid and legally issued shares of Common Stock, free and clear of all liens, encumbrances and preemptive rights, and will be fully-paid and non-assessable shares.

     (ii) The Additional Shares. The Additional Shares to be delivered to Stockholders according to Section 5(k) herein, will be valid and legally issued shares of Common Stock, free and clear of all liens, encumbrances and preemptive rights, and will be fully-paid and non-assessable shares."

4. AMENDMENT OF SECTION 4(J) OF THE AGREEMENT. Section 4(j) of the Agreement is amended to read in its entirety as follows:

     "Capitalization. As of the date of this Agreement, the capitalization of Planet consists of authorized common stock of 10,000,000 shares, of which 4,000,000 shares are outstanding. However, on the Closing Date, after giving effect to the reverse stock split referred to in Section 5(k) herein, 2,000,000 shares of Common Stock will be outstanding. All of the Shares have been duly authorized, validly issued, and are fully-paid and non-assessable, and the Shares were issued in compliance will all applicable federal and state securities laws. Except for the shares of Common Stock owned by the stockholders of Planet as of March 25, 1999, and the further issuance of securities referred to in and contemplated by this Agreement, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any securities of Planet."

5. ADDITION OF SECTION 5(K) OF THE AGREEMENT. There is added a Section 5(k) of the Agreement, to read in its entirety as follows:

    "(k) Reverse Stock Split and Additional Shares. Planet expressly agrees and covenants that:

     (1) on or before the Closing Date, Planet will cause a reverse stock split to occur, pursuant to which, as of the Closing Date, prior to giving effect to the transactions reflected in this Agreement, 2,000,000 shares of Common Stock will be outstanding;

FIRST AMENDMENT TO AGREEMENT AND
PLAN OR REORGANIZATION -- Page 2

     (2) as soon as practicable, and, in any event, within 120 days from the Closing Date, the Additional Shares will be authorized, validly issued, and will be fully-paid and non-assessable, and all such shares will be issued to Stockholders in compliance will all applicable federal and state securities laws;

     (3) it will deliver certificates representing the Additional Shares to Stockholders as soon as practicable, and, in any event, within 120 days from the Closing Date, after Planet has filed a Certificate of Amendment to its Certificate of Incorporation with the State of Delaware increasing Planet's authorized Common Stock from 10,000,000 shares to 30,000,000 shares; and

     (4) except for the issuance of securities referred to in and contemplated by this Agreement, there will be no outstanding or authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of Planet's securities."

6. AMENDMENT OF SECTION 6 OF THE AGREEMENT. Section 6 of the Agreement is amended to read in its entirety as follows:

     "CLOSING. The Closing (the "Closing") shall take place on the Closing Date. The Closing shall take place at the offices of Sonfield & Sonfield, 770 South Post Oak Lane, Suite 435, Houston, Texas 77056, or at such place as may be mutually agreed upon by the parties."

7. TERMS OF AGREEMENT. Except as expressly amended by this Amendment, the Agreement is and shall be unchanged and continue in full force and effect.

8. EFFECT OF AMENDMENT. The Agreement and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Agreement are hereby amended so that any reference to the Agreement in the Agreement or the other documents shall mean a reference to the Agreement as amended hereby.

9. REAFFIRMATION. Each of Planet, National and the Stockholders hereby represent and warrant to each other that:

     (a) the execution, delivery and performance of this Amendment and any and all other loan documents executed and delivered in connection with this Amendment have been authorized by all requisite corporate action on the part of Planet and National and will not violate the articles of incorporation (or other charter documents) or bylaws of any of Planet and National; and

     (b) the representations and warranties contained in the Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof; and


FIRST AMENDMENT TO AGREEMENT AND
PLAN OR REORGANIZATION -- Page 3

     (c) each of Planet, National and Stockholders is in full compliance with all covenants and agreements contained in the Agreement, as amended hereby.

10. ENFORCEABILITY. Planet, National and Stockholders hereby represent and warrant to each other that, as of the date of this Amendment, the Agreement and all documents and instruments executed in connection therewith are in full force and effect and that there are no claims, counterclaims, offsets or defenses to any of such documents or instruments.

11. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF DELAWARE.

12. MULTIPLE COUNTERPARTS, ETC. This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Amendment shall be bound hereby until a counterpart of this Amendment has been executed by all parties hereto. Any party to this Amendment may submit their signature hereto by facsimile, provided, however, that each of Planet and National receive an originally executed signature of each Stockholder within one week of each Stockholder's receipt of this Agreement. References herein to "including" mean "including, without limitation."

13. OTHER AGREEMENTS. THE WRITTEN AGREEMENT, AS AMENDED BY THIS AMENDMENT, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


FIRST AMENDMENT TO AGREEMENT AND
PLAN OR REORGANIZATION -- Page 4

          THIS AMENDMENT is executed and effective as of the date first written above.


     PLANET:                  PLANET RESOURCES, INC.,
                              a Delaware corporation


                              By: /s/ Al Dugan
                                  -------------------------------
                                    Name:
                                    Title:


     NATIONAL:                NATIONAL LAW LIBRARY, INC.,
                              a Texas corporation


                              By: /s/ Hunter M.A. Carr
                                  -------------------------------
                                    Name:
                                    Title: Chairman/CEO


     STOCKHOLDERS:            THE STOCKHOLDERS OF
                              NATIONAL LAW LIBRARY, INC.


                              By: /s/ Hunter M.A. Carr
                                  -------------------------------
                                    Name:  Hunter M.A. Carr
                                    Title: Attorney in Fact for each
                                            Stockholder

FIRST AMENDMENT TO AGREEMENT AND
PLAN OR REORGANIZATION -- Page 5